UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2015
_______________________________
THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The Western Union Company 2015 Long-Term Incentive Plan

At the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”) held on May 15, 2015, the Company's stockholders approved The Western Union Company 2015 Long-Term Incentive Plan (the “2015 Plan”), which had been previously approved by the Company's Board of Directors (the “Board of Directors”) subject to stockholder approval. The following paragraphs provide a summary of certain terms of the 2015 Plan.

The purposes of the 2015 Plan are: (i) to advance the interests of the Company by attracting and retaining high caliber employees, and other key individuals who perform services for the Company or its subsidiaries or affiliates; (ii) to align the interests of the Company’s stockholders and recipients of awards under the 2015 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders. The Compensation and Benefits Committee of the Board of Directors will administer the 2015 Plan and will designate the eligible award recipients under the 2015 Plan.

Under the 2015 Plan, the Company may grant: (i) non-qualified stock options; (ii) “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights (“SARs”); (iv) restricted stock, restricted stock units, bonus stock, bonus stock units and deferred stock units (“Stock Awards”); and (v) performance grants. Subject to the terms and conditions of the 2015 Plan, the number of shares authorized for grants under the 2015 Plan is 31,000,000, reduced by the aggregate number of shares which become subject to outstanding options, outstanding free-standing SARs, outstanding Stock Awards, and outstanding performance grants denominated in shares of common stock.

The foregoing description of the 2015 Plan is qualified in its entirety by the text of the 2015 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company: (i) elected the persons listed below to serve as directors of the Company for a one-year term; (ii) on an advisory basis, voted in favor of the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting; (iii) approved the 2015 Plan; (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015; (v) did not approve a stockholder proposal regarding stockholder action by written consent; (vi) did not approve a stockholder proposal regarding political contributions; and (vii) did not approve a stockholder proposal regarding a new Board of Directors committee. The final voting results for the matters voted upon at the Annual Meeting are as follows:

Proposal 1: Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hikmet Ersek	426,745,026	2,683,960	2,302,573	31,970,238
Richard A. Goodman	419,226,218	10,280,653	2,224,688	31,970,238
Jack M. Greenberg	407,843,922	20,440,831	3,446,806	31,970,238
Betsy D. Holden	418,587,094	10,930,173	2,214,292	31,970,238
Jeffrey A. Joerres	422,720,011	6,780,910	2,230,638	31,970,238
Linda Fayne Levinson	401,520,088	27,974,697	2,236,774	31,970,238
Roberto G. Mendoza	418,816,551	10,674,311	2,240,697	31,970,238
Michael A. Miles, Jr.	426,417,859	3,086,623	2,227,077	31,970,238
Robert W. Selander	423,653,675	5,846,564	2,231,320	31,970,238
Frances Fragos Townsend	426,350,492	3,158,951	2,222,116	31,970,238
Solomon D. Trujillo	418,748,861	10,748,284	2,234,414	31,970,238

Proposal 2: Advisory Vote on Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
408,245,994	17,096,702	6,388,863	31,970,238

Proposal 3: Approval of The Western Union Company 2015 Long-Term Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
410,304,365	18,745,213	2,681,981	31,970,238

Proposal 4: Ratification of Selection of Auditors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
458,059,570	3,348,982	2,293,245	0

Proposal 5: Stockholder Proposal Regarding Stockholder Action by Written Consent.

Votes For	Votes Against	Abstentions	Broker Non-Votes
152,492,673	276,667,524	2,571,362	31,970,238

Proposal 6: Stockholder Proposal Regarding Political Contributions.

Votes For	Votes Against	Abstentions	Broker Non-Votes
141,046,657	199,044,025	91,640,877	31,970,238

Proposal 7: Stockholder Proposal Regarding New Board Committee.

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,491,733	327,310,409	59,929,417	31,970,238

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	The Western Union Company 2015 Long-Term Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2015	THE WESTERN UNION COMPANY

	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	The Western Union Company 2015 Long-Term Incentive Plan